Exhibit 99.1

CIT Announces Fourth Quarter and Full Year 2019 Results NEW YORK – Jan. 28, 2020 – CIT Group Inc. (NYSE: CIT) today reported fourth quarter and full year 2019 results.
Financial Results

Fourth quarter net income available to common shareholders of $121 million or $1.27 per diluted common share.

Full year net income available to common shareholders of $511 million or $5.27 per diluted common share.

Excluding noteworthy items, full year net income available to common shareholders of $491 million or $5.06 per diluted common share[1].

Chairwoman and CEO Commentary

“We continued to deliver solid performance on our strategic plan in 2019 and laid the foundation for future value creation through the accelerated completion of the Mutual of Omaha Bank acquisition,” said CIT Chairwoman and Chief Executive Officer Ellen R. Alemany. “We achieved our core asset growth target, exceeded our operating expense goal, optimized our funding mix, improved our credit profile and grew earnings per diluted share by 28 percent, excluding noteworthy items.”

Alemany continued, “CIT enters 2020 as a stronger company, and we are poised to build momentum in the business through the addition of a lower-cost, leading homeowner association deposit channel and the expansion of relationship-based middle market banking teams. Looking ahead, we are focused on successful integration of our new franchises, steady execution of the next phase of our plan and creating sustainable long-term shareholder value.”

Strategic Pillars
Grow Core Businesses

•Acquisition of Mutual of Omaha Bank on Jan. 1, 2020 provides lower-cost stable HOA[2] deposits and builds on our commercial banking strengths. Adds 34 middle market bankers.

•Average loans and leases in 2019 up 1% from 2018. Average core loans and leases[3] in 2019 up 7% from 2018.

Optimize Balance Sheet

•Issued $100 million in 4.125% subordinated debt due 2029 and $200 million in 5.625% preferred stock to fund a portion of the Mutual of Omaha Bank transaction.

•Average deposits grew 15% from the year-ago quarter and represent 86% of funding.

•Average outstanding deposit costs decreased 14 bps from the prior quarter. Increased online customers by 45% in 2019.

Enhance Operating Efficiency	•Continued disciplined expense management. •Met our operating expense reduction target of at least $50 million a full year early[4]. •Additional $50 million in cost reductions for 2021.
Maintain Strong Risk Management

•Maintained strong credit performance and disciplined underwriting standards.

•Reduced criticized assets by 28% in 2019.

•Credit reserves strong at 1.56% of total portfolio and 1.89% of Commercial banking portfolio.

[1]

Net income available to common shareholders excluding noteworthy items is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release for a reconciliation of non-GAAP to GAAP financial information.

[2]	Homeowner association.
[3]

Average core loans and leases is a non-GAAP measure. Core portfolios are total loans and leases net of credit balances of factoring clients, NACCO assets held for sale, Legacy Consumer Mortgages (LCM) and Non-Strategic Portfolios (NSP). See “Non-GAAP Measurements” at the end of this press release for a reconciliation of non-GAAP to GAAP financial information.

[4]	Excludes impact of lease accounting changes and merger and integration costs associated with the Mutual of Omaha Bank acquisition.

1

Selected Financial Highlights:

Select Financial Highlights*										2019
				4Q19 change from						change*
($ in millions)	4Q19	3Q19	4Q18	3Q19		4Q18		2019	2018	from 2018

Net finance revenue(1)	$350	$353	$374	$(3)	-1%	$(24)	-6%	$1,433	$1,543	$(110)
Non-interest income	111	101	48	10	10%	64	NM	415	374	41
Total net revenue(1)	461	454	421	7	1%	40	9%	1,848	1,917	(68)
Operating expenses and loss on debt extinguishment	259	311	274	(52)	-17%	(15)	-5%	1,114	1,109	5
Income from continuing operations before credit provision	203	143	148	59	41%	55	37%	735	808	(73)
Provision for credit losses	23	27	31	(4)	-15%	(9)	-28%	111	171	(60)
Income from continuing operations before provision (benefit) for income taxes	180	117	117	63	54%	63	54%	624	637	(13)
Provision (benefit) for income taxes	49	(26)	25	75	NM	24	98%	95	165	(70)
Income from continuing operations	131	143	92	(12)	-9%	39	42%	529	472	57
Income from discontinued operations, net of taxes	-	-	0	-	NM	-	-	1	(25)	26
Net income	131	143	92	(12)	-9%	39	42%	530	447	83
Preferred stock dividends	10	-	10	10	NM	-	0%	19	19	-
Net income available to common shareholders	$121	$143	$82	$(22)	-15%	$39	47%	$511	$428	$83
Income from continuing operations available to common shareholders	$121	$143	$82	$(22)	-15%	$39	47%	$511	$453	$57
Noteworthy items(2)	-	(20)	45	20		(45)		(20)	26	(47)
Income from continuing operations available to common shareholders, excluding noteworthy items⁽¹⁾⁽²⁾	$121	$123	$127	$(1)	-1%	$(6)	-5%	$490	$480	$11

Per common share
Diluted income per common share	$1.27	$1.50	$0.78	$(0.23)	-15%	$0.49	63%	$5.27	$3.61	$1.67
Diluted income per common share, excluding noteworthy items	$1.27	$1.29	$1.21	$(0.02)	-1%	$0.06	5%	$5.06	$3.94	$1.12
Average diluted common shares outstanding (in thousands)	95,143	95,018	105,149	125	0%	(10,006)	-10%	96,921	118,777	(21,856)
Tangible book value per common share (TBVPS)(1)	$56.77	$55.60	$51.15	$1.16	2%	$5.62	11%	$56.77	$51.15	$5.61

Balance Sheet
Average loans and leases (includes HFS and net of credit balances)	$37,241	$37,133	$35,878	$107	0%	$1,363	4%	$36,851	$36,384	$468
Average core loans and leases (includes HFS and net of credit balances)	35,081	34,798	33,002	284	1%	2,079	6%	34,379	32,019	2,360
Average earning assets (AEA)(1)	46,504	46,245	44,113	259	1%	2,390	5%	46,267	45,214	1,053
New business volume	3,619	3,369	3,575	250	7%	43	1%	13,082	12,223	860

Key performance metrics, continuing operations
Net finance margin(1)	3.01%	3.06%	3.39%	-5bps		-38bps		3.10%	3.41%	-31bps
Net efficiency ratio(1)	54.8%	63.8%	59.8%	NM		NM		58.2%	54.6%	NM
Net charge-offs	0.40%	0.34%	0.32%	6bps		8bps		0.39%	0.39%	0bps
Return on AEA (ROAEA)(1)	1.04%	1.24%	0.75%	-20bps		29bps		1.10%	1.00%	10bps
Return on tangible common equity (ROTCE)(1)	9.41%	11.39%	6.67%	NM		NM		10.20%	8.20%	NM

Key performance metrics, continuing operations excluding Noteworthy Items
Net finance margin(1)(2)	3.01%	3.06%	3.39%	-5bps		-38bps		3.10%	3.35%	-25bps
Net efficiency ratio(1)(2)	54.8%	57.5%	54.1%	NM		69bps		56.6%	54.6%	NM
Net charge-offs	0.40%	0.34%	0.32%	6bps		8bps		0.39%	0.39%	0bps
ROAEA(1)(2)	1.04%	1.06%	1.15%	-2bps		-11bps		1.06%	1.06%	0bps
ROTCE(1)(2)	9.41%	9.82%	10.12%	-41bps		-71bps		9.81%	8.66%	NM

(1) Net finance revenue, total net revenue, TBVPS, AEA, net finance margin, net efficiency ratio, ROAEA and ROTCE are non-GAAP measures that management uses to evaluate the performance of the business. See "Non-GAAP Measurements" at the end of this press release for a reconciliation of non-GAAP to GAAP financial information, descriptions of the non-GAAP measures, and noteworthy items. TBVPS is detailed on page 16.

(2)We exclude noteworthy items due to their episodic nature and size. See "Non-GAAP Measurements" at the end of this press release for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.

*Certain balances may not sum due to rounding.

Unless otherwise indicated, all references below relate to continuing operations.

2

Fourth Quarter Financial Highlights:
•	Net finance margin of 3.01% was down 5 bps from the prior quarter, primarily reflecting lower yields on loans and investment securities from lower market rates.
•	Other non-interest income increased $10 million from the prior quarter to $111 million, primarily driven by gains on sale of loans in Legacy Consumer Mortgages (LCM).
•

Operating expenses, excluding noteworthy items in the prior quarter and intangible asset amortization, decreased $8 million from the prior quarter to $253 million, primarily from lower advertising and marketing costs.

•	Net efficiency ratio excluding noteworthy items of 55% improved from 57% in the prior quarter, primarily reflecting the decrease in operating expenses and the increase in other non-interest income.
•	Provision for credit losses was $23 million, down from $27 million in the prior quarter.
•	Net charge-offs of $32 million (0.40% of average loans), essentially all in the Commercial Banking segment. Non-accrual loans increased $29 million and represents 1.05% of loans.
•	Effective tax rate of 27%, which includes true-ups for 2019 related to state and local taxes and other discrete items.
•	Loans and leases to deposit ratio was 94% at CIT Bank and 109% at CIT Group, both up modestly from the prior quarter.
•	Tangible book value per share of $56.77 increased 2.1% from the prior quarter.
•	CET1 ratio increased to 12.0%, reflecting quarterly earnings and a decrease in risk weighted assets (RWA).
•	ROTCE was 9.4%. ROTCE normalized for the preferred dividend[5], was 9.8%.

Noteworthy Items

There were no noteworthy items in the current quarter.

[5]	ROTCE, normalized for the preferred dividend, is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release for a reconciliation of non-GAAP to GAAP financial information.

3

2019 Financial Highlights:
•	Net finance margin, excluding noteworthy items, of 3.10% was down 25 bps from the prior year, primarily reflecting higher deposit rates and lower net yields in Rail.
•

Other non-interest income, excluding noteworthy items, increased $16 million from the prior year to $415 million, primarily driven by higher fee income and higher gains on sales of loans and leasing equipment.

•

Operating expenses, excluding noteworthy items and intangible asset amortization, was unchanged from the prior year despite the gross up of property taxes, lease accounting changes and $17 million in costs related to the Mutual of Omaha Bank transaction, all in 2019.

•	Net efficiency ratio excluding noteworthy items of 57%, up from 55% in the prior year, primarily reflecting the decrease in net finance revenue.
•	Provision for credit losses was $111 million, reflecting a decrease of $60 million from the prior year.
•

Net charge-offs of $122 million (0.39% of average loans) increased by $7 million from the prior year, primarily from an increase in the Business Capital division of the Commercial Banking segment. Non-accrual loans increased $44 million and represents 1.05% of loans.

•	Effective tax rate before noteworthy and tax discrete items of 25%, down from 26% in the prior year.
•	Loans and leases to deposit ratio was 94% at CIT Bank and 109% at CIT Group, both down from year-end 2018, reflecting strong deposit growth as a portion of total funding.
•	Tangible book value per share of $56.77 increased 11% from year-end 2018.
•	CET1 ratio of 12.0%, unchanged from year-end 2018.
•	ROTCE excluding noteworthy items was 9.8%.

Noteworthy Items

Financial results for 2019 included the following noteworthy items, all which occurred in the third quarter:

•	$53 million ($0.55 per diluted common share) positive tax provision resulting from the assertion of indefinite reinvestment of undistributed earnings in our Canadian operations.
•	$22 million (after tax) ($0.22 per diluted common share) impairment related to the sale of our Livingston, NJ, office building.
•	$11 million (after tax) ($0.12 per diluted common share) restructuring charge related to our strategic initiatives to support operating efficiency improvement.

4

Income Statement Highlights:
Net Finance Revenue

Net Finance Revenue*				4Q19 change from
($ in millions)	4Q19	3Q19	4Q18	3Q19		4Q18

Interest income	$481	$503	$492	$(22)	-4%	$(11)	-2%
Net operating lease revenue
Rental income on operating leases	215	212	230	4	2%	(15)	-6%
Depreciation on operating lease equipment	76	76	80	0	1%	(3)	-4%
Maintenance and other operating lease expenses	41	42	53	(1)	-3%	(12)	-23%
Total net operating lease revenue(1)	98	94	97	4	5%	1	1%
Interest expense	230	244	216	(14)	-6%	14	7%
Net finance revenue (2)	$350	$353	$374	$(4)	-1%	$(24)	-6%

Average earning assets	$46,504	$46,245	$44,113	$259	1%	$2,390	5%
Net finance margin(2)	3.01%	3.06%	3.39%	-5bps		-38bps

(1)Net operating lease revenue is a non-GAAP measure, and is reconciled in the table as a combination of GAAP balances, rental income on operating leases less depreciation on operating lease equipment and maintenance and other operating lease expenses. Net operating lease revenue is used by management to monitor portfolio performance and returns on purchased equipment.

(2)These balances and metrics are non-GAAP measures used to measure the profitability of our earning assets. See "Non-GAAP Measurements" at the end of this press release for a reconciliation of non-GAAP to GAAP financial information.

*Certain balances may not sum due to rounding.
•	Net finance revenue was $350 million, down from $353 million in the prior quarter.
o	Lower income on loans and investment securities from lower market rates.
o	Higher net operating lease income in Rail, primarily driven by higher rental income from excess mileage charges.
o	Lower deposit costs from lower rates, primarily in online non-maturity deposits.
o	Lower borrowing costs, primarily driven by lower average balances and lower rates on FHLB borrowings, partially offset by a full quarter impact from the $550 million in Bank notes issued in September.
•	Net finance margin (net finance revenue as a percentage of average earning assets) was 3.01%, a 5 bps decrease from 3.06% in the prior quarter, driven by the trends noted above.
•	Net finance revenue decreased $24 million compared to the year-ago quarter.
o	Higher interest costs driven by a higher level of deposits and higher deposit rates, partially offset by lower average secured and FHLB balances, as well as lower FHLB rates.
o	Lower interest income on loans from lower market rates.
•	Compared to the year-ago quarter, net finance margin decreased 38 bps, driven by the trends noted above.

5

Other Non-Interest Income

Other Non-Interest Income*				4Q19 change from
($ in millions)	4Q19	3Q19	4Q18	3Q19		4Q18

Fee revenues	$29	$29	$22	$0	0%	$8	36%
Factoring commissions	26	25	26	1	2%	(0)	-1%
Gains on leasing equipment, net of impairments	20	18	18	2	9%	2	9%
BOLI income	8	8	6	(0)	-1%	2	31%
Gains on investment securities, net of impairments	1	2	5	(1)	-44%	(4)	-81%
Property tax income	5	5	-	0	2%	5	NM
Other revenues	23	14	(29)	9	61%	52	NM
Total other non-interest income	111	101	48	10	10%	64	NM
Noteworthy items(1)	-	-	44	-		(44)
Total other non-interest income, excluding noteworthy items(2)	$111	$101	$92	$10	10%	$19	21%

(1)See "Non-GAAP measurements" for a listing of Noteworthy items.

(2)Total other non-interest income, excluding noteworthy items is a non-GAAP measure and is reconciled to the GAAP balance, total other non-interest income, in the table above. Total other non-interest income, excluding noteworthy items is used by management to monitor the underlying level of income.

*Certain balances may not sum due to rounding.
•	Other non-interest income was $111 million, compared to $101 million in the prior quarter, primarily driven by $9 million in gains on sale of loans from the LCM portfolio.
•	Excluding noteworthy items, which impacted other revenues in the year-ago quarter, other non-interest income increased by $19 million compared to the year-ago quarter.
o	Higher capital markets fees.
o	Higher gains on sale of loans from the LCM portfolio.
o	Lower gains on investment securities, driven by sales of legacy private label MBS in the year-ago quarter.
o	Higher property tax income from the adoption of the lease accounting standard in 2019.

6

Operating Expenses

Operating Expenses*				4Q19 change from
($ in millions)	4Q19	3Q19	4Q18	3Q19		4Q18

Compensation and benefits	$142	$138	$130	$5	3%	$12	9%
Technology	35	34	34	0	1%	0	1%
Professional fees	20	21	20	(1)	-6%	0	1%
Insurance	11	13	14	(2)	-15%	(3)	-24%
Net occupancy expense	16	45	17	(29)	-64%	(1)	-8%
Advertising and marketing	7	14	11	(7)	-51%	(4)	-34%
Property tax expense	6	6	-	0	2%	6	NM
Restructuring costs	-	15	-	(15)	-100%	-	NM
Intangible asset amortization	6	6	6	-	0%	(0)	-2%
Other expenses	17	20	26	(3)	-14%	(9)	-36%
Total operating expenses	259	311	258	(52)	-17%	1	0%
Noteworthy items	-	44	-	(44)	-100%	-	NM
Intangible asset amortization	6	6	6	-	0%	(0)	-2%
Operating expenses, excluding noteworthy items and intangible asset amortization(1)	$253	$261	$252	$(8)	-3%	$1	0%
Net efficiency ratio(2)	54.8%	63.8%	59.8%	NM		NM
Net efficiency ratio, excluding noteworthy items and intangible asset amortization(2)	54.8%	57.5%	54.1%	NM		69bps

(1)Operating expenses excluding intangible asset amortization is used by management to compare period over period expenses, absent the strategic nature of the adjustments. Due to the exclusion of intangible amortization, this is considered a non-GAAP measure, as reconciled to total operating expenses in the table.

(2)These metrics are non-GAAP measures. See "Non-GAAP Measurements" at the end of this press release for details on the calculation and description of the use of the metric. See non-GAAP disclosures for reconciliation of total net revenues.

*Certain balances may not sum due to rounding.
•

Operating expenses, excluding noteworthy items (which impacted net occupancy expense and restructuring costs in the prior quarter) and intangible asset amortization, was $253 million, down from $261 million in the prior quarter.

o	Lower advertising and marketing costs, primarily driven by lower costs related to deposit gathering.
o	Higher employee costs.
o	Includes $7 million in professional fees related to the Mutual of Omaha Bank transaction, compared to $8 million in the prior quarter.
•	Operating expenses excluding intangible asset amortization increased by $1 million compared to the year-ago quarter.
o	Higher employee costs.
o	The gross-up of property taxes and the expensing of lease origination costs previously capitalized due to the adoption of the new lease accounting standard in 2019.
o	Lower advertising and marketing costs, primarily driven by lower costs related to deposit gathering.
o	Lower other expenses, primarily from lower other expenses in the Consumer Banking segment.
o	Includes $7 million in professional fees related to the Mutual of Omaha Bank transaction.
•	The net efficiency ratio improved to 55% from 64% in the prior quarter.
•	The net efficiency ratio excluding noteworthy items and intangible asset amortization improved to 55% from 57% in the prior quarter.

7

o	The improvement was driven by the decrease in operating expenses and the increase in other non-interest income.
•	The net efficiency ratio was 60% in the year-ago quarter.
•	The net efficiency ratio excluding noteworthy items and intangible asset amortization was 54% in the year-ago quarter.
o	The slight increase was driven primarily by the decrease in interest income.

Balance Sheet Highlights:
Average Earning Assets

Average Earning Assets*				4Q19 change from
($ in millions)	4Q19	3Q19	4Q18	3Q19		4Q18

Interest-bearing cash	$1,404	$1,378	$1,791	$26	2%	$(388)	-22%
Investment securities and securities purchased under agreement to resell	7,859	7,733	6,426	126	2%	1,433	22%
Loans and loans held for sale (net of credit balances of factoring clients)	30,015	30,071	28,954	(56)	0%	1,061	4%
Operating lease equipment, net (including held for sale)	7,226	7,062	6,924	164	2%	302	4%
Indemnification assets	-	-	18	-	NM	(18)	-100%
Average earning assets (AEA)	$46,504	$46,245	$44,113	$259	1%	$2,390	5%

*All balances above are averages. Certain balances may not sum due to rounding.
•	AEA increased $259 million from the prior quarter, primarily driven by growth in investment securities and operating leases.
o	Average loans and leases increased slightly in the quarter, reflecting modest growth in the core portfolios.
o	The LCM portfolio decreased from the sale of approximately $52 million of loans and continued portfolio run-off.
o	Interest-bearing cash at year-end included $850 million in restricted cash in preparation for the Mutual of Omaha Bank transaction that closed on January 1, 2020.
•	AEA compared to the year-ago quarter increased by $2.4 billion from growth in loans and investment securities.
o

Average loans and leases in the core portfolio grew 6% compared to the year-ago quarter, primarily driven by growth in the Commercial Finance and Business Capital divisions of Commercial Banking and the Consumer and Community Banking division of Consumer Banking, partially offset by a reduction in Real Estate Finance loans.

o	The LCM portfolio decreased by approximately $700 million from the sale and continued run-off of loans.

8

Deposits and Borrowings

Average Deposits and Borrowings*				4Q19 change from
($ in millions)	4Q19	3Q19	4Q18	3Q19		4Q18

Interest-bearing checking	$1,217	$1,246	$1,650	$(30)	-2%	$(434)	-26%
Savings and money market	20,811	19,868	13,477	943	5%	7,334	54%
Time deposits	11,957	12,463	14,173	(507)	-4%	(2,217)	-16%
Non-interest bearing checking	1,605	1,533	1,564	72	5%	42	3%
Total deposits	$35,590	$35,111	$30,864	$479	1%	$4,725	15%

Online	$19,157	$18,890	$14,540	$267	1%	$4,617	32%
Branch	11,572	11,505	11,472	67	1%	100	1%
Commercial	1,943	1,866	1,918	77	4%	24	1%
Brokered	2,918	2,850	2,933	68	2%	(15)	-1%
Total deposits	$35,590	$35,111	$30,864	$479	1%	$4,725	15%

Secured borrowings	$1,447	$2,523	$4,049	$(1,076)	-43%	$(2,602)	-64%
Unsecured borrowings	4,418	3,841	4,083	576	15%	335	8%
Total borrowings	$5,865	$6,364	$8,132	$(500)	-8%	$(2,267)	-28%

*All balances above are averages. Certain balances may not sum due to rounding.
•	Average deposits represented 86% of CIT’s funding, up from 85% in the prior quarter and 79% in the year-ago quarter.
o	The 1% increase in average deposits from the prior quarter primarily reflects continued growth in consumer savings deposits, partially offset by a reduction in consumer term CDs.
•

The weighted average rate on average outstanding deposits decreased 14 bps to 1.84% from 1.98% in the prior quarter, primarily from a decline in savings rates in the online channel and CDs resetting at lower rates in the retail channel.

•	The weighted average rate on average outstanding deposits increased 16 bps from 1.68% in the year-ago quarter, primarily from growth in the online channel.
•	The loans and leases-to-deposits ratio at CIT Bank was 94% at Dec. 31, 2019, up from 91% at Sept. 30, 2019, and down from 101% at Dec. 31, 2018.
o	The increase from the prior quarter was primarily due to lower deposits.
o	The decrease from the year-ago quarter resulted primarily from strong deposit growth as a portion of total funding.
•	For CIT Group, the loans and leases-to-deposits ratio was 109% at Dec. 31, 2019, compared to 108% at Sept. 30, 2019 and down from 121% at Dec. 31, 2018.
o	The slight increase from the prior quarter was primarily due to lower deposits.
o	The decrease from the year-ago quarter resulted primarily from strong deposit growth as a portion of total funding.
•

Average unsecured borrowings comprised 11% of the funding mix, up from 9% in the prior quarter, reflecting the issuance of subordinated debt in the current quarter and the issuance of bank notes that settled near the end of the prior quarter.

9

o

The weighted average coupon on our unsecured senior and subordinated debt was 4.75% at Dec. 31, 2019 compared to 4.76% at Sept. 30, 2019, with a weighted average maturity of approximately 4.3 years and approximately 4.4 years, respectively.

•

Average secured borrowings comprised 3% of the funding mix, down from 6% in the prior quarter, reflecting lower average balances in FHLB advances and ABL borrowings related to our Commercial Services business.

Capital

Capital*				4Q19 change from
($ in millions)	4Q19	3Q19	4Q18	3Q19		4Q18

Preferred stock	$525	$325	$325	$200	62%	$200	62%
Common stockholders' equity	$5,814	$5,709	$5,622	$106	2%	$192	3%
Book value per common share (BVPS)	$61.37	$60.27	$55.70	$1	2%	$5.67	10%
Tangible common equity(1)	$5,378	$5,267	$5,163	$111	2%	$216	4%
Tangible book value per common share (TBVPS)(2)	$56.77	$55.60	$51.15	$1.16	2%	$5.62	11%

Common shares outstanding	94,743	94,720	100,920	22	0%	(6,177)	-6%

Total risk-based capital(3)	$6,983	$6,585	$6,519	$399	6%	$464	7%
Risk-weighted assets(3)	$45,262	$46,103	$44,052	$(841)	-2%	$1,210	3%
Total capital ratio(3)	15.4%	14.3%	14.8%	NM		60bps
CET1 ratio(3)	12.0%	11.6%	12.0%	40bps		2bps

Common dividends paid	$34	$34	$26	$(0)		$8
Share repurchases	-	3	459	(3)		(459)
Total capital return to common shareholders	$34	$37	$485	$(3)		$(452)

(1)Tangible common equity is a non-GAAP measure that represents CIT’s common stockholders’ equity, less goodwill and intangible assets. Tangible common equity is considered a key financial performance measurement by management and is used by other financial institutions. See Non-GAAP measures at the end of this press release and page 16, the unaudited consolidated balance sheets table, for a reconciliation of Non-GAAP to GAAP financial information.

(2)TBVPS is a non-GAAP measure, which represents an adjusted common shareholders’ equity balance that has been reduced by goodwill and intangible assets. Tangible book value is used to compute a per common share amount, which is used to evaluate our use of equity. See Non-GAAP measures at the end of this press release and page 16.

(3)Balances and ratios on fully phased-in basis.
*Certain balances may not sum due to rounding.
•	Common stockholders’ equity increased from the prior quarter, primarily driven by retained earnings.
o	Tangible book value per common share increased to $56.77 in the quarter.
o	On January 1, 2020, CIT issued 3,094,697 of its common shares to Mutual of Omaha Insurance Co. as a portion of the purchase price for Mutual of Omaha Bank.
•	Common stockholders’ equity increased from the year-ago quarter, primarily driven by retained earnings, partially offset by share repurchases in the first half of 2019.
•

Issued $100 million in 4.125% fixed-to-fixed subordinated debt due 2029 that is included in Tier 2 capital and $200 million in 5.625% fixed-for-life non-cumulative perpetual preferred stock, both to partially fund the Mutual of Omaha Bank transaction.

•	Capital actions in the quarter also included a regular quarterly cash dividend of $0.35 per common share and a regular semi-annual dividend of $29 per Series A preferred share.

10

o

On Jan. 21, 2020, CIT’s Board of Directors declared a quarterly cash dividend of $0.35 per common share on outstanding common stock payable on Feb. 21, 2020 to common shareholders of record as of Feb. 7, 2020.

o

On Jan. 21, 2020, CIT’s Board of Directors declared a quarterly cash dividend of approximately $0.48 per share on outstanding Series B preferred stock payable on March 16, 2020 to Series B preferred shareholders of record as of Feb. 28, 2020.

•	RWA decreased by $0.8 billion compared to the prior quarter.
o	The decrease was driven by the seasonally lower deferred purchase agreements in our factoring business and a decrease in off-balance sheet commitments.
•	The preliminary Common Equity Tier 1 Capital ratio increased to 12.0% from 11.6% in the prior quarter, reflecting quarterly earnings and a decrease in RWA.
•

The preliminary Total Capital ratio increased to 15.4% from 14.3% in the prior quarter, primarily reflecting quarterly earnings, the issuance of $100 million in subordinated debt and $200 million in preferred stock and a decrease in RWA.

Asset Quality:

Asset Quality*				4Q19 change from
($ in millions)	4Q19	3Q19	4Q18	3Q19		4Q18

Provision for credit losses	$23	$27	$31	$(4)	-15%	$(9)	-28%
Net charge-offs (NCOs)	$32	$26	$24	$5	20%	$7	31%
NCOs as a % of average loans	0.40%	0.34%	0.32%	6bps		8bps

Commercial Banking ALLL	$460	$463	$460	$(2)	0%	$0	0%
Commercial Banking ALLL as a % of loans	1.89%	1.87%	1.90%	2bps		-1bps
Total ALLL	$483	$486	$490	$(4)	-1%	$(7)	-1%
Total ALLL as a % of loans	1.56%	1.55%	1.59%	1bps		-3bps

Non-accrual loans	$326	$298	$282	$29	10%	$44	16%
Non-accrual loans as a % of loans	1.05%	0.95%	0.92%	10bps		13bps

*Certain balances may not sum due to rounding.

Provision

•	The provision for credit losses was $23 million, down from $27 million in the prior quarter.
o	The provision related to the Commercial Banking segment was $25 million, while the Consumer Banking segment had a $2 million release.
o	The provision related to the Commercial Banking segment in the prior quarter was $27 million, while the provision in the Consumer Banking segment was negligible.
•	The provision in the year-ago quarter of $31 million included $28 million related to the Commercial Banking segment and $4 million related to the Consumer Banking segment.

11

Net Charge-offs

•	Net charge-offs were $32 million (0.40% of average loans), compared to $26 million (0.34%) in the prior quarter and $24 million (0.32%) in the year-ago quarter.
o	Net charge-offs in the Commercial Banking segment were $32 million (0.52% of average loans), compared to $27 million (0.43%) in the prior quarter and $23 million (0.38%) in the year-ago quarter.
o	The increase in Commercial Banking net charge-offs compared to the prior and year-ago quarter was primarily driven by increases in the Commercial Finance and Business Capital divisions.

Loan Loss Allowance

•	The allowance for loan losses was $483 million (1.56% of loans) at Dec. 31, 2019, compared to $486 million (1.55%) at Sept. 30, 2019 and $490 million (1.59%) at Dec. 31, 2018.
•

In the Commercial Banking segment, the allowance for loan losses was $460 million (1.89% of loans) at Dec. 31, 2019, compared to $463 million (1.87%) at Sept. 30, 2019 and $460 million (1.90%) at Dec. 31, 2018.

•

Purchase credit impaired (PCI) loans acquired as part of the OneWest acquisition are carried at a significant discount to the unpaid principal balance. At Dec. 31, 2019, PCI loans with an aggregate unpaid principal balance of $1.9 billion were carried at $1.3 billion, representing a 34% discount. The vast majority of the discount is related to our LCM portfolio in Consumer Banking.

Non-accrual Loans

•	Non-accrual loans were $326 million (1.05% of loans) at Dec. 31, 2019, compared to $298 million (0.95%) at Sept. 30, 2019 and $282 million (0.92%) at Dec. 31, 2018.
•	In Commercial Banking, non-accrual loans were $308 million (1.26% of loans) at Dec. 31, 2019, compared to $276 million (1.11%) at Sept. 30, 2019 and $238 million (0.98%) at Dec. 31, 2018.
o

The increase from the prior and year-ago quarters was primarily driven by additions to non-accrual loans in the Commercial Finance division. We did not experience any notable trends in any specific industry or geographic area.

•	In Consumer Banking, non-accrual loans were $18 million (0.28% of loans) at Dec. 31, 2019, compared to $21 million (0.33%) at Sept. 30, 2019, and $38 million (0.59%) at Dec. 31, 2018.
o	Primarily consist of non-PCI loans in LCM.
o	The decrease from the prior and year-ago quarters was primarily driven by the sale of non-performing loans in the LCM portfolio in the prior quarter.

12

Conference Call and Webcast

CIT will host a conference call today, Jan. 28, 2020, to discuss its fourth quarter and full year 2019 results.

Conference call details:

Time:	8:00 am ET
Dial-in:	(888) 317-6003 U.S.
(866) 284-3684 Canada
(412) 317-6061 International
Conference ID 0707708

The conference call will also be webcast, which can be accessed from the Investor Relations section of CIT's website under Presentations & Events.

A replay of the conference call will be available beginning shortly after the end of the call through March 31, 2020 by dialing (877) 344-7529 U.S., (855) 669-9658 Canada or (412) 317-0088 International and using conference ID 10138530, or in the Investor Relations section of CIT’s website under Presentations & Events.

About CIT

CIT is a leading national bank focused on empowering businesses and personal savers with the financial agility to navigate their goals. CIT Group Inc. (NYSE: CIT) is a financial holding company with over a century of experience and operates a principal bank subsidiary, CIT Bank, N.A. (Member FDIC, Equal Housing Lender). The company's commercial banking segment includes commercial financing, community association banking, middle market banking, equipment and vendor financing, factoring, railcar financing, treasury and payments services, and capital markets and asset management. CIT's consumer banking segment includes a national direct bank and regional branch network. Discover more at cit.com/about.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “will,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. In particular, any projections or expectations regarding the acquisition by CIT Bank of Mutual of Omaha Bank, our future revenues, expenses, earnings, capital expenditures, deposits or stock price, as well as the assumptions on which such expectations are based, are such forward-looking statements reflecting only our current judgment and are not guarantees of future performance or results. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that: (i) CIT is unsuccessful in implementing its strategy and business plan, including planned or potential acquisitions or divestitures; (ii) CIT is unable to react to and address key business and regulatory issues; (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements; (iv) CIT becomes subject to liquidity constraints and higher funding costs; (v) the parties to a transaction do not obtain regulatory or other approvals or satisfy closing conditions to the transaction on a timely basis, or at all, or approvals are subject to conditions that are not anticipated; (vi) CIT Bank experiences difficulties and delays in integrating CIT Bank’s and Mutual of Omaha Bank’s respective businesses or fully realizing cost savings and other benefits; or (vii) changes in asset quality and credit risk, interest rates and capital markets or other economic conditions. We further describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the Securities and Exchange Commission. Information regarding CIT’s capital ratios consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as CIT completes its financial statements. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

13

Non-GAAP Measurements

Net finance revenue, net operating lease revenue and average earning assets are non-GAAP measurements used by management to gauge portfolio performance. Operating expenses excluding restructuring costs and intangible amortization is a non-GAAP measurement used by management to compare period over period expenses. Net efficiency ratio measures operating expenses (net of restructuring costs and intangible amortization) to our level of total net revenues. Total assets from continuing operations is a non-GAAP measurement used by management to analyze the total asset change on a more consistent basis. Tangible book value and tangible book value per common share are non-GAAP metrics used to analyze banks. Net income excluding noteworthy items, income from continuing operations excluding noteworthy items, and Return of Tangible Common Equity excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations.

###

CIT MEDIA RELATIONS:	CIT INVESTOR RELATIONS:
Gina Proia	Barbara Callahan
(212) 771-6008 Gina.Proia@cit.com	(973) 740-5058 Barbara.Callahan@cit.com

14

CIT GROUP INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income
(dollars in millions, except per share data)

	Quarters Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Interest income
Interest and fees on loans	$428.2	$446.8	$438.0	$1,783.3	$1,671.8
Other interest and dividends	53.2	56.6	54.0	233.5	218.6
Total interest income	481.4	503.4	492.0	2,016.8	1,890.4
Interest expense
Interest on deposits	163.4	173.8	129.6	664.9	460.4
Interest on borrowings	66.4	70.1	85.9	287.1	354.7
Total interest expense	229.8	243.9	215.5	952.0	815.1
Net interest revenue	251.6	259.5	276.5	1,064.8	1,075.3
Provision for credit losses	22.6	26.6	31.2	110.8	171.0
Net interest revenue, after credit provision	229.0	232.9	245.3	954.0	904.3
Non-interest income
Rental income on operating lease equipment	215.3	211.7	229.8	857.7	1,009.0
Other non-interest income	111.3	101.0	47.5	415.2	373.8
Total non-interest income	326.6	312.7	277.3	1,272.9	1,382.8
Non-interest expenses
Depreciation on operating lease equipment	76.4	76.0	79.5	308.6	311.1
Maintenance and other operating lease expenses	40.7	41.9	52.9	180.7	230.4
Operating expenses	258.5	310.8	257.9	1,113.2	1,070.0
Loss on debt extinguishment and deposit redemption	0.1	0.1	15.7	0.5	38.6
Total non-interest expenses	375.7	428.8	406.0	1,603.0	1,650.1
Income from continuing operations before provision (benefit) for income taxes	179.9	116.8	116.6	623.9	637.0
Provision (benefit) for income taxes	49.3	(26.0)	24.9	94.5	164.9
Income from continuing operations	130.6	142.8	91.7	529.4	472.1

Discontinued operations
Income (loss) from discontinued operations, net of taxes	-	-	0.1	0.5	(25.0)
Net income	$130.6	$142.8	$91.8	$529.9	$447.1
Less: preferred stock dividends	9.5	-	9.5	18.9	18.9
Net income available to common shareholders	$121.1	$142.8	$82.3	$511.0	$428.2
Income from continuing operations available to common shareholders	$121.1	$142.8	$82.2	$510.5	$453.2

Basic income per common share
Income from continuing operations	$1.28	$1.51	$0.79	$5.29	$3.85
Income (loss) from discontinued operations, net of taxes	-	-	-	0.01	(0.21)
Basic income per common share	$1.28	$1.51	$0.79	$5.30	$3.64
Average number of common shares - basic (thousands)	94,745	94,732	104,110	96,503	117,653

Diluted income per common share
Income from continuing operations	$1.27	$1.50	$0.78	$5.27	$3.82
Income (loss) from discontinued operations, net of taxes	-	-	-	-	(0.21)
Diluted income per common share	$1.27	$1.50	$0.78	$5.27	$3.61
Average number of common shares - diluted (thousands)	95,143	95,018	105,149	96,921	118,777

15

CIT GROUP INC. AND SUBSIDIARIES
Unaudited Consolidated Balance Sheets
(dollars in millions, except per share data)

	December 31,	September 30,	December 31,
	2019	2019	2018

Assets
Total cash and deposits	$2,685.6	$1,824.6	$1,795.6
Securities purchased under agreement to resell	950.0	2,000.0	400.0
Investment securities	6,276.8	6,109.7	6,233.8
Assets held for sale	32.1	169.2	88.4
Loans	30,998.9	31,345.5	30,795.4
Allowance for loan losses	(482.6)	(486.2)	(489.7)
Loans, net of allowance for loan losses	30,516.3	30,859.3	30,305.7
Operating lease equipment, net	7,319.7	7,099.9	6,970.6
Goodwill	369.9	369.9	369.9
Bank owned life insurance	1,043.2	1,035.5	814.1
Other assets	1,639.2	1,935.0	1,309.5
Assets of discontinued operations	-	-	249.8
Total assets	$50,832.8	$51,403.1	$48,537.4

Liabilities
Deposits	$35,139.5	$35,910.0	$31,239.5
Credit balances of factoring clients	1,176.2	1,238.4	1,674.4
Other liabilities	1,704.7	1,798.0	1,261.1
Borrowings
FHLB advances	1,650.0	1,350.0	3,600.0
Other secured and structured financings	361.1	710.9	710.4
Senior unsecured	3,967.9	3,966.6	3,413.0
Subordinated unsecured	494.4	395.7	395.4
Total borrowings	6,473.4	6,423.2	8,118.8
Liabilities of discontinued operations	-	-	297.0
Total liabilities	44,493.8	45,369.6	42,590.8
Equity
Stockholders' equity
Preferred stock	525.0	325.0	325.0
Common stock	1.6	1.6	1.6
Paid-in capital	6,853.7	6,847.8	6,810.8
Retained earnings	2,307.6	2,220.3	1,924.4
Accumulated other comprehensive loss	(52.1)	(64.5)	(178.3)
Treasury stock, at cost	(3,296.8)	(3,296.7)	(2,936.9)
Total common stockholders' equity	5,814.0	5,708.5	5,621.6
Total equity	6,339.0	6,033.5	5,946.6
Total liabilities and equity	$50,832.8	$51,403.1	$48,537.4

Book Value Per Common Share

Common stockholders' equity	$5,814.0	$5,708.5	$5,621.6
Less: goodwill	369.9	369.9	369.9
Less: intangible assets	66.0	71.8	89.2
Tangible common equity	5,378.1	5,266.8	5,162.5

Book value per common share	$61.37	$60.27	$55.70
Tangible book value per common share(1)	$56.77	$55.60	$51.15
Outstanding common shares (in thousands)	94,743	94,720	100,920

(1)Tangible book value per common share is a non-GAAP measure, which represents an adjusted common shareholders’ equity balance that has been reduced by goodwill and intangible assets. Tangible book value per common share is used to compute a per common share amount, which is used to evaluate our use of equity.

16

CIT GROUP INC. AND SUBSIDIARIES
Average Balances and Rates
(dollars in millions)

	Quarters Ended
	December 31, 2019			September 30, 2019			December 31, 2018
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Interest bearing cash	$1,403.7	$6.5	1.85%	$1,378.2	$7.8	2.26%	$1,791.3	$7.6	1.70%
Investment securities and securities purchased under agreements to resell	7,859.4	46.7	2.38%	7,733.3	48.8	2.52%	6,426.4	46.4	2.89%
Loans and loans held for sale (net of credit balances of factoring clients)	30,015.0	428.2	5.71%	30,071.2	446.8	5.94%	28,954.3	440.7	6.09%
Operating lease equipment, net (including held for sale)	7,225.6	98.2	5.44%	7,062.1	93.8	5.31%	6,923.5	97.4	5.63%
Indemnification assets	-	-	-	-	-	-	17.8	(2.7)	-60.67%
Average earning assets (AEA)(Non-GAAP)	46,503.7	579.6	4.99%	46,244.8	597.2	5.17%	44,113.3	589.4	5.34%
Non-interest earning assets
Cash and due from banks	150.8			125.6			171.6
Allowance for loan losses	(487.2)			(484.7)			(479.4)
All other non-interest bearing assets	3,158.8			3,316.0			2,594.9
Assets of discontinued operation	-			25.5			300.3
Total Average Assets	$49,326.1			$49,227.2			$46,700.7
Liabilities
Interest-bearing deposits and borrowings
Deposits	$33,984.4	163.4	1.92%	$33,577.6	173.8	2.07%	$29,300.6	129.6	1.77%
Borrowings	5,864.5	66.4	4.53%	6,364.0	70.1	4.41%	8,131.9	85.9	4.23%
Total interest-bearing liabilities	39,848.9	229.8	2.31%	39,941.6	243.9	2.44%	37,432.5	215.5	2.30%
Non-interest bearing deposits	1,605.1			1,533.2			1,563.6
Other non-interest bearing liabilities	1,673.6			1,692.1			1,337.8
Liabilities of discontinued operation	-			104.9			299.7
Stockholders' equity	6,198.5			5,955.4			6,067.1
Total Average Liabilities and Stockholders' Equity	$49,326.1			$49,227.2			$46,700.7

	Years Ended
	December 31, 2019			December 31, 2018
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Interest bearing cash	$1,689.8	$37.1	2.20%	$2,399.6	$42.3	1.76%
Investment securities and securities purchased under agreements to resell	7,724.4	196.4	2.54%	6,354.3	176.3	2.77%
Loans and loans held for sale (net of credit balances of factoring clients)	29,775.5	1,780.8	5.98%	28,644.8	1,711.4	5.97%
Operating lease equipment, net (including held for sale)	7,075.6	368.4	5.21%	7,738.7	467.5	6.04%
Indemnification assets	1.9	2.5	NM	77.0	(39.6)	-51.43%
Average earning assets (AEA)(Non-GAAP)	46,267.2	2,385.2	5.16%	45,214.4	2,357.9	5.21%
Non-interest earning assets
Cash and due from banks	138.7			203.9
Allowance for loan losses	(488.1)			(456.6)
All other non-interest bearing assets	3,094.2			2,646.8
Assets of discontinued operation	108.6			386.5
Total Average Assets	$49,120.6			$47,995.0
Liabilities
Interest-bearing deposits and borrowings
Deposits	$33,238.8	664.9	2.00%	$29,266.1	460.4	1.57%
Borrowings	6,519.0	287.1	4.40%	8,824.0	354.7	4.02%
Total interest-bearing liabilities	39,757.8	952.0	2.39%	38,090.1	815.1	2.14%
Non-interest bearing deposits	1,592.8			1,493.3
Other non-interest bearing liabilities	1,601.9			1,397.5
Liabilities of discontinued operation	162.4			386.0
Stockholders' equity	6,005.7			6,628.1
Total Average Liabilities and Stockholders' Equity	$49,120.6			$47,995.0

17

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures
(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	Quarters Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Total Net Revenues(1)
Interest income	$481.4	$503.4	$492.0	$2,016.8	$1,890.4
Rental income on operating lease equipment	215.3	211.7	229.8	857.7	1,009.0
Finance revenue (Non-GAAP)	696.7	715.1	721.8	2,874.5	2,899.4
Interest expense	229.8	243.9	215.5	952.0	815.1
Depreciation on operating lease equipment	76.4	76.0	79.5	308.6	311.1
Maintenance and other operating lease expenses	40.7	41.9	52.9	180.7	230.4
Net finance revenue (NFR)(2) (Non-GAAP)	349.8	353.3	373.9	1,433.2	1,542.8
Other non-interest income	111.3	101.0	47.5	415.2	373.8
Total net revenues (Non-GAAP)	$461.1	$454.3	$421.4	$1,848.4	$1,916.6

NFR (Non-GAAP)	$349.8	$353.3	$373.9	$1,433.2	1,542.8
Noteworthy items(3)	-	-	-	-	(26.5)
Adjusted NFR (Non-GAAP)	$349.8	$353.3	$373.9	$1,433.2	$1,516.3
Net finance margin (NFR as a % of AEA)(NFM)(Non-GAAP)(2)	3.01%	3.06%	3.39%	3.10%	3.41%
NFM, adjusted for noteworthy items(2)	3.01%	3.06%	3.39%	3.10%	3.35%

Other Non-Interest Income
Total other non-interest income	$111.3	$101.0	$47.5	$415.2	$373.8
Noteworthy items(3)	-	-	44.4	-	25.7
Total other non-interest income, excluding noteworthy items	$111.3	$101.0	$91.9	$415.2	$399.5

Operating Expenses
Total operating expenses	$258.5	$310.8	$257.9	$1,113.2	$1,070.0
Noteworthy items(3)	-	44.0	-	44.0	-
Intangible asset amortization	5.8	5.8	5.9	23.2	23.9
Operating expenses, excluding noteworthy items and intangible asset amortization	$252.7	$261.0	$252.0	$1,046.0	$1,046.1

Total net revenues (Non-GAAP)	$461.1	$454.3	$421.4	$1,848.4	$1,916.6
Noteworthy items	-	-	44.4	-	(0.8)
Adjusted total net revenues (Non-GAAP)	$461.1	$454.3	$465.8	$1,848.4	$1,915.8
Net Efficiency Ratio(4) (Non-GAAP)	54.8%	63.8%	59.8%	58.2%	54.6%
Net Efficiency Ratio excluding noteworthy items(4) (Non-GAAP)	54.8%	57.5%	54.1%	56.6%	54.6%

Average Earning Assets(5)
Average Earning Assets (Non-GAAP)	$46,503.7	$46,244.8	$44,113.3	$46,267.2	$45,214.4

	December 31,	September 30,	December 31,
	2019	2019	2018
Period End Earning Assets(5)
Loans	$30,998.9	$31,345.5	$30,795.4
Operating lease equipment, net	7,319.7	7,099.9	6,970.6
Assets held for sale	32.1	169.2	88.4
Credit balances of factoring clients	(1,176.2)	(1,238.4)	(1,674.4)
Interest-bearing cash	1,695.5	1,617.3	1,596.8
Investment securities and securities purchased under agreement to resell	7,226.8	8,109.7	6,633.8
Indemnification assets	-	-	10.8
Total earning assets (Non-GAAP)	$46,096.8	$47,103.2	$44,421.4

Average core Loans and Leases(6)
Total average loans (incl HFS, net of credit balances)	$30,015.0	$30,071.2	$28,954.3	$29,775.5	$28,644.8
Total average operating lease equipment (incl HFS)	7,225.6	7,062.1	6,923.5	7,075.6	7,738.7
Total average loans and leases	37,240.6	37,133.3	35,877.8	36,851.1	36,383.5
Average non-core portfolio, LCM	2,158.8	2,330.1	2,849.4	2,462.0	3,388.2
Average non-core portfolio, NACCO	-	-	-	-	937.0
Average non-core portfolios, NSP	0.6	5.7	26.6	10.2	39.3
Average core loans and leases	$35,081.2	$34,797.5	$33,001.8	$34,378.9	$32,019.0

18

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	Quarters Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
ROTCE(7)
Tangible book value (Non-GAAP, reconciled on Balance Sheet table)	$5,378.1	$5,266.8	$5,162.5	$5,378.1	$5,162.5
Less: Disallowed deferred tax asset	-	-	(64.6)	-	(64.6)
Tangible common equity for ROTCE (Non-GAAP)	$5,378.1	$5,266.8	$5,097.9	$5,378.1	$5,097.9
Average tangible common equity (Non-GAAP)	$5,327.5	$5,167.0	$5,200.1	$5,176.2	$5,740.1

Income from continuing operations available to common shareholders	$121.1	$142.8	$82.2	$510.5	$453.2
Intangible asset amortization, after tax	4.2	4.3	4.5	17.4	17.6
Non-GAAP income from continuing operations - for ROTCE calculation	$125.3	$147.1	$86.7	$527.9	$470.8
Return on average tangible common equity	9.41%	11.39%	6.67%	10.20%	8.20%
Non-GAAP income from continuing operations (from the following non-GAAP noteworthy tables)	$121.1	$122.5	$127.1	$490.2	$479.6
Intangible asset amortization, after tax	4.2	4.3	4.5	17.4	17.6
Non-GAAP income from continuing operations - for ROTCE calculation, excluding noteworthy items	$125.3	$126.8	$131.6	$507.6	$497.2
Preferred dividend normalization	4.7	(4.7)	4.7	-	-
Non-GAAP income from continuing operations - for ROTCE calculation, after noteworthy items and preferred dividend normalization	$130.0	$122.1	$136.3	$507.6	$497.2
Return on average tangible common equity, after noteworthy items	9.41%	9.82%	10.12%	9.81%	8.66%
Return on average tangible common equity, after noteworthy items and preferred dividend normalization	9.76%	9.46%	10.48%	9.81%	8.66%

Effective Tax Rate Reconciliation(8)
Provision (benefit) for income taxes - GAAP	$49.3	$(26.0)	$24.9	$94.5	$164.9
Income tax on noteworthy items	-	64.3	15.2	64.3	10.9
Provision for income taxes, before noteworthy items - Non-GAAP	$49.3	$38.3	$40.1	$158.8	$175.8
Income tax - remaining discrete items	(3.2)	0.3	1.7	8.7	2.3
Provision for income taxes, before noteworthy and discrete tax items - Non-GAAP	$46.1	$38.6	$41.8	$167.5	$178.1
Income from continuing operations before provision for income taxes - GAAP	$179.9	$116.8	$116.6	$623.9	$637.0
Noteworthy items before tax	-	44.0	60.1	44.0	37.3
Adjusted income from continuing operations before provision for income taxes and discrete items - Non-GAAP	$179.9	$160.8	$176.7	$667.9	$674.3
Effective tax rate - GAAP	27.4%	-22.3%	21.4%	15.1%	25.9%
Effective tax rate, before noteworthy items - Non-GAAP	27.4%	23.8%	22.7%	23.8%	26.1%
Effective tax rate, before noteworthy and tax discrete items - Non-GAAP	25.6%	24.0%	23.7%	25.1%	26.4%

(1)Total net revenues are the combination of net finance revenue and other income, and are therefore considered a non-GAAP measurement. Total net revenues are an aggregation of all sources of revenue for the Company. Total net revenues are used by management to monitor business performance.

(2)Net finance margin and net finance margin, excluding noteworthy items are non-GAAP measures. Net finance margin is calculated by dividing net finance revenue by AEA. Net finance revenue is a non-GAAP measurement reflecting net interest revenue (interest and fees on loans, interest on interest-bearing cash, and interest/dividends on investments less interest expense on deposits and borrowings) plus net operating lease revenue (rental income on operating lease equipment less depreciation on operating lease equipment and maintenance and other operating lease expenses). Due to the nature of our loans and leases, which include a higher proportion of operating lease equipment than most bank holding companies (“BHCs”), certain financial measures commonly used by other BHCs are not as meaningful for CIT. As such, net finance margin is used by management, compared to net interest margin (a common metric used by other BHCs), which does not fully reflect the earnings of our portfolio because it includes the impact of debt costs of all our assets but excludes the net operating lease revenue. AEA is a non-GAAP measure that is calculated using balances of earning assets (the sum of loans (less the credit balances of factoring clients), operating lease equipment, net, assets held for sale, interest-bearing cash, investment securities, securities purchased under agreements to resell, and indemnification asset.

(3)Management believes that adjusting for noteworthy items provides a measure of the underlying performance of the Company. Noteworthy items and the impact on various income statement line items are presented in a forthcoming table. Not all periods contain noteworthy items.

(4)Net efficiency ratio is a non-GAAP measurement used by management to measure operating expenses (before intangible asset amortization and restructuring costs) to the level of total net revenues. In order to assist in comparability to other quarters, we further adjusted the calculation due to other noteworthy items.

(5)Earning assets are utilized in certain revenue and earnings ratios. Earning assets are net of credit balances of factoring clients. This net amount represents the amounts we fund. We use the average of these balances (AEA) to calculate various metrics noted in this release.

(6)Average core loans and leases is a non-GAAP measure due to the exclusion of the portfolios listed in the table. Management uses this balance to gauge the trend in the remaining portfolio.

(7)Net income and income from continuing operations are adjusted to remove the impact of intangible asset amortization, while the average tangible common equity is reduced for disallowed deferred tax assets. In order to assist in comparability to other quarters, we also present the calculation excluding noteworthy items. Return on average tangible common equity is another metric used to evaluate our use of equity and evaluate the performance of our business. These are non-GAAP measures.

(8)The provision for income taxes before noteworthy and discrete items, adjusted income from continuing operations and the respective effective tax rates are non-GAAP measures, which management uses for analytical purposes to understand the Company’s underlying tax rate.

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CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions, except per share data)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

Net income excluding noteworthy items and income from continuing operations excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations. The following provides detailed information of each noteworthy item and the impact on various income statement line items for the respective periods. Not all periods contain noteworthy items.

			Pre-Tax	Income	After-tax	Per
	Description	Line Item	Balance	Tax(2)	Balance	Share

Quarter Ended September 30, 2019
Net income available to common shareholders					$142.8	$1.50
Continuing Operations	Building impairment charge	Operating expenses	$28.9	$(7.3)	21.6	0.23
Continuing Operations	Restructuring charge	Operating expenses	15.1	(3.8)	11.3	0.12
Continuing Operations	Change in indefinite reinvestment tax assertion	(Benefit) provision for income taxes	-	(53.2)	(53.2)	(0.56)
Non-GAAP net income available to common shareholders, excluding noteworthy items(1)					$122.5	$1.29

Income from continuing operations available to common shareholders					$142.8	$1.50
	Building impairment charge	Operating expenses	$28.9	$(7.3)	21.6	0.23
	Restructuring charge	Operating expenses	15.1	(3.8)	11.3	0.12
	Change in indefinite reinvestment tax assertion	(Benefit) provision for income taxes	-	(53.2)	(53.2)	(0.56)
Non-GAAP income from continuing operations available to common shareholders, excluding noteworthy items(1)					$122.5	$1.29

Quarter Ended December 31, 2018
Net income available to common shareholders					$82.3	$0.78
Continuing Operations	TRS termination charge	Other non-interest income	$69.5	$(17.0)	52.5	0.50
	NACCO gain on sale	Other non-interest income	(25.1)	5.7	(19.4)	(0.18)
	Loss on Debt redemption	Loss on debt extinguishment and deposit redemption	15.7	(3.9)	11.8	0.11
Non-GAAP net income available to common shareholders, excluding noteworthy items(1)					$127.2	$1.21

Income from continuing operations available to common shareholders					$82.2	$0.78
	TRS termination charge	Other non-interest income	$69.5	$(17.0)	52.5	0.50
	NACCO gain on sale	Other non-interest income	(25.1)	5.7	(19.4)	(0.18)
	Loss on Debt redemption	Loss on debt extinguishment and deposit redemption	15.7	(3.9)	11.8	0.11
Non-GAAP income from continuing operations available to common shareholders, excluding noteworthy items(1)					$127.1	$1.21

(1)Items may not sum due to rounding.
(2)Income tax rates vary depending on the specific item and the entity location in which it is recorded.

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CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions, except per share data)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

Net income excluding noteworthy items and income from continuing operations excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations.

			Pre-Tax	Income	After-tax	Per
	Description	Line Item	Balance	Tax(2)	Balance	Share

Year Ended December 31, 2019
Net income available to common shareholders					$511.0	$5.27
Continuing Operations	Building impairment charge	Operating expenses	$28.9	$(7.3)	21.6	0.22
	Restructuring charge	Operating expenses	15.1	(3.8)	11.3	0.12
	Change in indefinite reinvestment tax assertion	(Benefit) provision for income taxes	-	(53.2)	(53.2)	(0.55)
Non-GAAP net income available to common shareholders, excluding noteworthy items(1)					$490.7	$5.06

Income from continuing operations available to common shareholders					$510.5	$5.27
	Building impairment charge	Operating expenses	$28.9	$(7.3)	21.6	0.22
	Restructuring charge	Operating expenses	15.1	(3.8)	11.3	0.12
	Change in indefinite reinvestment tax assertion	(Benefit) provision for income taxes	-	(53.2)	(53.2)	(0.55)
Non-GAAP income from continuing operations available to common shareholders, excluding noteworthy items(1)					$490.2	$5.06

Year Ended December 31, 2018
Net income available to common shareholders					$428.2	$3.61
Continuing Operations	NACCO suspended depreciation	Depreciation on operating lease equipment	$(26.5)	$7.8	(18.7)	(0.16)
	Gain and other revenues from sale of reverse mortgage portfolio	Other non-interest income	(29.3)	7.7	(21.6)	(0.18)
	Impairment of LCM indemnification asset	Other non-interest income	21.2	(5.7)	15.5	0.13
	Release of valuation reserve on AHFS	Other non-interest income	(10.6)	-	(10.6)	(0.09)
	TRS termination charge	Other non-interest income	69.5	(17.0)	52.5	0.44
	NACCO gain on sale	Other non-interest income	(25.1)	5.7	(19.4)	(0.16)
	Loss on debt redemption	Loss on debt extinguishment and deposit redemption	38.1	(9.4)	28.7	0.24
Discontinued Operations	Loss on Financial Freedom servicing operations		18.7	(4.9)	13.8	0.12
Non-GAAP net income available to common shareholders, excluding noteworthy items(1)					$468.4	$3.94

Income from continuing operations available to common shareholders					$453.2	3.82
	NACCO suspended depreciation	Depreciation on operating lease equipment	$(26.5)	$7.8	(18.7)	(0.16)
	Gain and other revenues from sale of reverse mortgage portfolio	Other non-interest income	(29.3)	7.7	(21.6)	(0.18)
	Impairment of LCM indemnification asset	Other non-interest income	21.2	(5.7)	15.5	0.13
	Release of valuation reserve on AHFS	Other non-interest income	(10.6)	-	(10.6)	(0.09)
	TRS termination charge	Other non-interest income	69.5	(17.0)	52.5	0.44
	NACCO gain on sale	Other non-interest income	(25.1)	5.7	(19.4)	(0.16)
	Loss on debt redemption	Loss on debt extinguishment and deposit redemption	38.1	(9.4)	28.7	0.24
Non-GAAP income from continuing operations available to common shareholders, excluding noteworthy items(1)					$479.6	$4.04

(1)Items may not sum due to rounding.
(2)Income tax rates vary depending on the specific item and the entity location in which it is recorded.

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